                               FIFTH AMENDMENT TO
                   FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
                            AND OTHER LOAN DOCUMENTS

         THIS FIFTH AMENDMENT, dated as of February 20, 2001, (this "Amendment") to FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 1999, as amended pursuant to that certain First Amendment to the Fifth Amended and Restated Credit Agreement, dated as of March 24, 2000, as further amended pursuant to that certain Second Amendment and Waiver to Fifth Amended and Restated Credit Agreement, dated as of October 26, 2000, as further amended pursuant to that certain Third Amendment to Fifth Amended and Restated Credit Agreement and Commitment for Subfacility Amendment to Fifth Amended and Restated Credit Agreement, dated as of December 15, 2000, and as further amended pursuant to that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement, dated as of January 23, 2001 (as so amended, the "Current Credit Agreement", and, as the same may be further amended, from time to time, the "Credit Agreement") by and between NCO GROUP, INC., a Pennsylvania corporation, CERTAIN SUBSIDIARIES OF NCO GROUP, INC., THE LENDERS LISTED ON THE SIGNATURE PAGES HERETO, MELLON BANK, N.A., a national banking association for itself and as Administrative Agent and Collateral Agent for the other Lenders. Capitalized terms used in this Amendment are used as defined in the Credit Agreement unless otherwise defined herein.

         WHEREAS, the Borrower has notified the Lenders of its desire to obtain a controlling interest in Creditrust Corporation ("Creditrust") through a merger of Creditrust with and into NCO Portfolio Management, Inc. (f/k/a NCO Portfolio Funding, Inc.), an Excluded Subsidiary (the "Merger"). Upon consummation of the Merger, the Borrower shall not have invested more than Twenty Five Million Dollars ($25,000,000) in Post-Merger NCOP (as defined below);

         WHEREAS, in connection with the Merger, the Borrower would like to extend credit in an amount not to exceed Fifty Million Dollars ($50,000,000) to Post-Merger NCOP;

         WHEREAS, the Borrower has requested that the Lenders provide for a subfacility under the existing $350,000,000 Revolving Credit Facility provided for in the Credit Agreement to facilitate such financing of Post-Merger NCOP; and

         WHEREAS, the Lenders are willing to provide for the amendments requested by the Borrower on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the Borrower and the Lenders agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT. The Current Credit Agreement is hereby amended as follows:

             a. Subfacility. Section 1.2 of the Current Credit Agreement is amended in its entirety to read as follows:

                 "1.2 Subfacility. Upon the terms and subject to the conditions of this Agreement, (including all conditions precedent in Section 3.2 (Conditions to All Loans) and the limitation on use of proceeds set forth in Section
                        5.9 (Use of Proceeds) below), each Lender agrees to make, from time to time, from the Amendment Effective Date to, but excluding the Subfacility Maturity Date, one or more revolving credit loans ("Subfacility Loans") to the Borrower in an aggregate unpaid principal amount not exceeding any time such Lender's Subfacility Commitment at such time; provided, however, that the Borrower shall not request, and the Lenders shall have no obligation to make, any Subfacility Loans at any time in excess of the Available Subfacility Commitment or at any time that there shall have occurred and be continuing any "Default" or "Event of Default" as each such term is defined in the NCOP/NCOG Credit Agreement. The total amount of the Subfacility Commitment of all Lenders on the Amendment Effective Date is $50,000,000."

             b. Proceeds of Subfacility Loans. Section 5.9 of the Current Credit Agreement (Use of Proceeds) is amended by adding the following proviso at the end of the first sentence thereof:

                 "provided, however, that the Borrower shall apply the proceeds of the Subfacility Loans hereunder only to make loans to Post-Merger NCOP pursuant to the NCOP/NCOG Credit Agreement."

             c. Manner of Borrowing. Paragraph (a) of Section 1.3 of the Current Credit Agreement (Notice of Borrowing) is amended by replacing the words "RC Loans" with the word "Loans" at the end of the first sentence thereof and by replacing the parenthetical at the end of the second sentence thereof with the following parenthetical:

                 "(except that the amount of a requested RC Loan may be less if the amount requested is equal to the total Available RC Commitment and except that the amount of a requested Subfacility Loan may be less if the amount requested is equal to the total Available Subfacility Commitment)".

             d.  Disbursements of Funds to Borrower. Paragraph (d) of Section
1.3 of the Credit Agreement (Disbursements of Funds to Borrower) is amended by adding the following phrase at the end thereof immediately preceding the period:


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                 "except that the proceeds of any Subfacility Loans shall be made available to the Borrower only by crediting the Disbursement Account".

             e. Repayments of Loans. Section 1.4 of the Current Credit Agreement (Repayments) is amended by inserting the phrase "(a) Repayments of RC Loans" at the beginning thereof immediately preceding the first sentence of said
Section 1.4 and by adding the following paragraph at the end of said Section:

                 "(b) Repayments of Subfacility Loans. The aggregate outstanding principal amount of the Subfacility Loans shall mature and become due and payable, and shall be repaid by Borrower, on the Subfacility Maturity Date. Borrower shall also repay the following amounts, at the times specified, in respect of the Subfacility Loans:

                        (i) At any time that the amount of outstanding Subfacility Loans exceeds the amount of the Subfacility Commitment, Borrower shall make a principal payment in respect of the Subfacility Loans in an amount equal to the amount of such excess.

                        (ii) At any time that Borrower receives a principal payment on the NCOP/NCOG Note, (exclusive of payments in respect of borrowings under the swing line provided for in the NCOP/NCOG Credit Agreement), it shall make a principal payment in respect of the Subfacility Loans in an amount equal to the amount of the principal payment received under the NCOP/NCOG Note; provided, however, that if the making of such principal payment would cause the Borrower to incur any obligation under Section 2.4 (Breakage) herein, so long as no Default or Event of Default has occurred and is continuing, the Borrower shall be entitled to retain such amount until such time as the making of such principal payment would not cause the Borrower to incur such obligation but not later than the Maturity Date. Borrower shall provide notice to the Administrative Agent of any such repayment under the NCOP/NCOG Note."

             f. Optional Prepayments. Paragraph (a) of Section 1.5 of the Current Credit Agreement (Optional Prepayments) is amended by replacing the second parenthetical phrase therein with the following:

                 "(other than a prepayment of all outstanding RC Loans or a prepayment of all outstanding Subfacility Loans)".


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             g.  Application and Timing of Prepayments. Paragraph (b) of Section
1.5 of the Current Credit Agreement (Application and Timing of Prepayments) is amended by replacing the words "RC Loan" in the second sentence thereof with the word "Loan". In addition, clause (ii) of paragraph (b) is amended and restated in its entirety and two new clauses, designated as (iii) and (iv) are added as follows:


                        "(ii) Timing and Application of Voluntary Prepayments of
                              RC Loans. Any voluntary prepayments of RC Loans pursuant to paragraph (a) of this Section 1.5 shall be applied in the following order unless otherwise directed by the Borrower:

                              (1) First, prepayments shall be applied against any interest, breakage and other fees, charges and expenses due and payable in respect of the RC Loans and RC Commitment.

                              (2) Second, prepayments shall be applied against the RC Loans but with no corresponding reduction in the amount of the Commitment unless otherwise specified by Borrower in accordance with Section 1.7 hereof.

                        Any excess shall be applied to any other amounts owing in respect of the Obligations (first to interest, fees and indemnities and then to principal) and, if all such Obligations have been then paid in full, then any excess amount shall be returned to Borrower or as otherwise required by applicable Law.

                        (iii) Timing and Application of Voluntary Prepayments of
                              Subfacility Loans. Any voluntary prepayments of Subfacility Loans pursuant to paragraph (a) of this Section 1.5 shall be applied in the following order unless otherwise directed by the Borrower:

                              (1) First, prepayments shall be applied against any interest, breakage and other fees, charges and expenses due and payable in respect of the Subfacility Loans and Subfacility Commitment.

                              (2) Second, prepayments shall be applied against the Subfacility Loans but with no corresponding reduction in the amount of the Subfacility Commitment unless otherwise specified by Borrower in accordance with
                                   Section 1.7 hereof.

                        Any excess shall be applied to any other amounts owing in respect of the Obligations (first to interest, fees and indemnities and then to principal) and, if all such Obligations have been then paid in full, then any excess amount shall be returned to Borrower or as otherwise required by applicable Law.

                        (iv) Application as between RC Loans and Subfacility Loans. Funds received by the Borrower from Post-Merger NCOP in respect of the NCOP/NCOG Credit Agreement (other than repayments of swingline loans and other than fees and interest that exceed the amount of fees and interest in respect of Subfacility Loans hereunder) shall be applied by the Borrower to prepay or repay Subfacility Loans and fees and interest related thereto; provided, however, that if the making of such principal payment would cause the Borrower to incur any obligation under Section 2.4 (Breakage) herein, so long as no Default or Event of Default has occurred and is continuing, the Borrower shall be entitled to retain such amount until such time as the making of such principal payment would not cause the Borrower to incur such obligation but not later than the Maturity Date. The Administrative Agent may assume that any repayment or prepayment of Loans hereunder shall be applied against the RC Loans unless the Borrower notifies the Administrative Agent that such amounts are to be applied against the Subfacility Loans."

             h. Time, Place and Manner of Payments by Borrower. Paragraph (a) of Section 1.6 of the Current Credit Agreement (Time, Place and Manner) is amended by inserting the following phrase at the end of the first sentence thereof immediately preceding the period:

                              "except that any payments in respect of
                              Subfacility Loans (including principal thereof, interest thereon or fees in respect thereof) shall be made by depositing the applicable amount in the Disbursement Account."

             i. Disposition of equity in NCOP. Section 1.7(a) of the Current Credit Agreement (Reductions of RC Commitment) is amended by adding a new clause
(iv) immediately following clause (iii) thereof as follows:

                 "(iv) At anytime that an Obligor makes a disposition of equity in Post-Merger NCOP, Borrower shall apply at least 50% of the net cash proceeds received in exchange for such disposition to reduce the RC Commitment."

             j. Reductions of Subfacility Commitment. The Current Credit Agreement is amended by inserting a new Section 1.7A immediately following the existing Section 1.7 as follows:


                 "1.7A  Reductions of Subfacility Commitment.

                        (a)   Mandatory Reductions.

                              (i)   Reductions Related to Reductions in RC
                                    Commitment.

                                    The amount of the Subfacility Commitment shall never exceed the amount of the RC Commitment. Accordingly, at any time that the amount of the RC Commitment is reduced to an amount that would be less than the amount of the Subfacility Commitment, the amount of the Subfacility Commitment shall be automatically reduced by an amount equal to such excess.

                              (ii) Reductions in Connection with Reductions on NCOP/NCOG Credit Agreement Commitment.

                                    The amount of the Subfacility Commitment shall never exceed the amount of the commitment under the NCOP/NCOG Credit Agreement. Accordingly, at any time that the amount of the commitment under the NCOP/NCOG Credit Agreement is reduced to an amount that would be less than the amount of the Subfacility Commitment, the amount of the Subfacility Commitment shall be automatically reduced by an amount equal to such excess. The Borrower shall give the Administrative Agent notice of any reduction in the commitment under the NCOP/NCOG Credit Agreement.

                              (iii) Other Reductions Beginning 3/31/02.

                                    If the Subfacility Commitment has not been reduced to Twenty Five Million Dollars ($25,000,000) or less by March 31, 2002, the amount of the Subfacility Commitment will be reduced by an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) per quarter (or such lesser amount as would result in the Subfacility Commitment being equal to $25,000,000) beginning on March 31, 2002 through the quarter ending December 31, 2002 and will be further reduced by an amount equal to Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) per quarter (or such lesser amount as would result in the Subfacility Commitment being equal to $25,000,000) beginning on March 31, 2003 until the Subfacility Commitment has been reduced to Twenty Five Million Dollars ($25,000,000).

                        (b)   Optional Reductions and Termination.

                              The Borrower may reduce or terminate the Subfacility Commitment by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 11:00 a.m. (Philadelphia, Pennsylvania time) on the third Business Day (fifth Business Day for termination of the Subfacility Commitment) before the requested date of such reduction or termination, provided, that each partial reduction thereof shall be in an amount equal to One Million Dollars ($1,000,000) or an integral multiple of thereof and, provided, further, that no reduction shall reduce the Subfacility Commitment to an amount less than the aggregate of the principal amount of all Subfacility Loans outstanding on such date (after giving effect to any repayment or prepayment of Subfacility Loans made on or prior to such date). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount (based on a pro rata reduction to each Lender's Subfacility Commitment) to which such Lender's Subfacility Commitment is to be reduced.

                        (c)   No Reinstatement of Subfacility Commitment.

                              All reductions of the Subfacility Commitment are permanent.

                        (d)   Payment.

                              On each date ("Subfacility Reduction Date") on which the Subfacility Commitment is reduced (either voluntarily or involuntarily) the Borrower shall pay to the Administrative Agent the amount, if any, by which the outstanding principal balance of the Subfacility Loans exceeds the amount of the Subfacility Commitment as reduced on such Subfacility Reduction Date."

It is understood that the NCOP/NCOG Credit Agreement will provide that the commitment thereunder will be reduced by, among other things, an amount equal to the proceeds from any equity or mezzanine financing of Post-Merger NCOP (or its subsidiaries) until such time as such facility is reduced to $25,000,000. Accordingly, pursuant to this new Section 1.7A, the Subfacility Commitment will be reduced at the same time.

             k.  Additional Fees. Section 1.9 of the Current Credit Agreement
(Fees) is amended by redesignating paragraph (c) thereof as paragraph (e) and by inserting the following two paragraphs immediately preceding such paragraph:

                 "(c) Swing Line Subfacility Fee. Until such time as the Subfacility Commitment has been reduced to Twenty Five Million Dollars ($25,000,000), the Borrower shall pay to the Administrative Agent for the account of the Lenders a monthly fee in an amount equal to one percent (1%) per annum of the average daily outstanding amount of the swing line under the NCOP/NCOG Credit Agreement. Such fee shall be payable monthly, in arrears, within five
                        (5) Business Days of the last day of each calendar month. Upon request or at any time that the Disbursement Account is not maintained with the Administrative Agent, Borrower shall provide Administrative Agent with information sufficient to confirm the amount of such fees.

                 (d) Additional Subfacility Fee. In the event that the amount of the Subfacility Commitment has not been reduced to Twenty Five Million Dollars ($25,000,000) by the sixth-month anniversary of the Amendment Effective Date, the Borrower will pay to the Administrative Agent for the account of the Lenders an additional fee equal to one quarter of one percent (1/4 of 1%) per quarter on the full amount of the then existing Subfacility Commitment, payable quarterly in advance, until the amount of the Subfacility Commitment is reduced to Twenty Five Million Dollars ($25,000,000)."

             l. Notes. Section 1.11 of the Current Credit Agreement (Promissory Notes; Records of Account) is amended by adding the following sentence at the end thereof:


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

                 "No additional Notes shall be required in connection with the Subfacility Loans and Subfacility Commitment; rather the existing Notes shall evidence the Borrower's obligations in connection therewith."

             m. Pro Rata Treatment. Section 1.12 of the Current Credit Agreement (Pro Rata Treatment) is amended by adding the following sentence at the end thereof:

                 "Except to the extent otherwise provided herein, Subfacility Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Lenders pro rata in accordance with their respective Subfacility Commitments and interest in Subfacility Loans."

             n. Loans, Advances and Investments. Section 6.5 of the Current Credit Agreement (Loans, Advances and Investments) is amended by deleting the word "and" at the end of existing paragraph (h) thereof, by replacing the period at the end of existing paragraph (i) thereof with the phrase, "; and" and by inserting the following new paragraph (j) at the end of said Section:

                 "(j) The NCOP/NCOG Note and extensions of credit under the NCOP/NCOG Credit Agreement, which extensions of credit (other than the swing line loans) may only be made from proceeds of Subfacility Loans (subject to the limitations set forth in Section 6.13)."

             o. Disposition of Equity in Post-Merger NCOP. Section 6.10 of the Current Credit Agreement (Disposition of Properties) is amended by deleting the word "and" at the end of the existing paragraph (c) thereof, by replacing the period at the end of existing paragraph (d) thereof with the phrase, "; and" and by inserting the following new paragraph (e) at the end of said Section:

                 "(e) Subject to the conditions set forth in Section 1.7 hereof, Obligors may dispose of equity in Post-Merger NCOP in return for the fair market value of the disposed equity in cash, provided that after giving effect to such disposition, the Obligors collectively retain equity entitling them to at least 51% of the voting power in Post-Merger NCOP."

             p. Dealings with Affiliates. Section 6.12 of the Current Credit Agreement (Dealings with Affiliates) is amended by deleting the word "and" at the end of paragraph (c) thereof, replacing the period at the end of paragraph
(d) thereof with the phrase "; and" and by inserting a new paragraph (e) at the end thereof as follows:


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

                 "(e) The transactions under the NCOP/NCOG Credit Agreement and related documents."

             q. Limitations on Modifications of Certain Agreements and Instruments. Section 6.15 of the Current Credit Agreement (Limitations on Modification of Certain Agreements and Instruments) is amended by adding the following sentence at the end thereof:

                 "Borrower shall not amend, or provide any waiver of the terms of, the NCOP/NCOG Note or NCOP/NCOG Credit Agreement, without the prior written consent of the Majority Lenders except for Permitted Amendments."

             r. Acquired Delinquent Pools of Accounts. Section 6.13 of the Current Credit Agreement (Acquired Delinquent Pools of Accounts) is amended and restated in its entirety to read as follows:

                 "No Obligor shall acquire delinquent pools of Accounts or make investments in entities purchasing delinquent pools of Accounts except

                              (i) during any time that there shall exist any outstanding Subfacility Loans or any Subfacility Commitment, (1) an investment in Post-Merger NCOP in an aggregate amount (in cash or the net fair market value of other assets (determined as of the time the applicable investment is made)) not in excess of Twenty-five Million Dollars ($25,000,000), (2) the extensions of credit in an aggregate principal amount not exceeding Fifty Million Dollars ($50,000,000) under the NCOP/NCOG Credit Agreement (with the limitations on source of funding referred to in Section 6.5(j)) and
                                    (3) investments and acquisitions in an
                                    amount up to $5,000,000 made by foreign
                                    Subsidiaries provided, that no funding for such purpose is provided by an Obligor; and

                              (ii)  at all other times, the amount of the
                                    investment in Post-Merger NCOP plus other investments and acquisitions made through Subsidiaries of the Borrower that are Obligors or foreign Subsidiaries in an aggregate amount not exceeding at any time $50,000,000 (for all such investments and acquisitions including the one in Post-Merger NCOP).

                 For purposes of subclause (3) of clause (i) and clause (ii) of this Section 6.13, the "amount" of any investment or acquisition shall be determined as follows:


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                        (a)   with respect to any acquisition of delinquent
                              pools of Accounts, the amount of the unamortized remaining invested balance for all such pools on the consolidated balance sheet of the Borrower, the other Obligors and the foreign Subsidiaries and

                        (b) with respect to any investment in entities purchasing such pools,

                              (i) an amount equal to the amount of cash or the net fair market value of other assets (determined as of the time the applicable investment is made) paid by the Borrower or any other Obligors to acquire such investments less

                              (ii) the amount of any cash dividends or other equity distributions or proceeds of any permitted sales of such equity received by the applicable Obligor or foreign Subsidiary, in the case of equity investments and the amount of any principal repayments received by the applicable Obligor or foreign Subsidiary in the case of investments in the form of loans or advances.

                 For purposes of this Section 6.13, the determination of the "amount" of the Borrower's investment in Post-Merger NCOP shall be governed by clause (b) above irrespective of whether Post-Merger NCOP's financial results are consolidated on the Borrower's balance sheet. Any further amendment to this Section
                 6.13 in a manner that provides greater flexibility for the Borrower hereunder shall require the written consent of the Super Majority Lenders."

             s.  Limitation on Transactions with Excluded Subsidiaries. Section
6.19 of the Current Credit Agreement (Limitation on Transactions with Excluded Subsidiaries) is amended in its entirety to read as follows:

                 "No Obligor shall sell or lease any assets to, or make any loan or advance to, or make any other investment in, or comingle any funds or other assets with, an Excluded Subsidiary except (a) as is permitted by Section 6.13 above (Acquired Delinquent Pools of Accounts), (b) cash management functions approved by the Administrative Agent, (c) loans to and investments in Post-Merger NCOP and other investments permitted by Section 6.5 (Investments), (d) servicing arrangements among the Borrower and/or NCO Financial Systems, Inc. and any Excluded Subsidiary, and (e) as is permitted for such transactions with unaffiliated third parties."


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

             t. Additional Events of Default. Section 7.1 of the Current Credit Agreement (Events of Default) is amended by adding the following sentence at the end of paragraph (d) thereof:

                 "Without limiting the generality of the foregoing, there shall be any default by any Person (other than the Administrative Agent and/or Lenders) under the Special Suretyship Agreement, NCOP/NCOG Subordination Agreement, Additional Subfacility Security and Pledge Agreement and instruments and agreements delivered in connection therewith."

Section 7.1 of the Current Credit Agreement is also amended by adding the following additional paragraphs (s) and (t) at the end thereof:

                 "(s) At any time that there shall exist any Subfacility Loans outstanding or there is any Subfacility Commitment in effect, the Special Suretyship Agreement, the Additional Subfacility Security and Pledge Agreement or the NCOP/NCOG Subordination Agreement shall fail to remain in full force and effect or the Administrative Agent shall fail to have a valid and perfected first-priority security interest in the Additional Subfacility Security subject only to permitted liens."

                 (t) The principal amount outstanding under the NCOP/NCOG Credit Agreement (exclusive of swing line loans provided thereunder) shall exceed the principal amount of outstanding Subfacility Loans and such condition shall exist for more than three (3) Business Days."

             u. Additional Definitions. The following new definitions are added in their correct alphabetical location in Section 10.1 of the Current Credit Agreement (Certain Definitions):

                 "Additional Subfacility Security" means the significant
             unencumbered personal property (excluding fixtures) of Post-Merger NCOP and its Subsidiaries (excluding the Non-Surety Entities and excluding assets transferred to Non-Surety Entities) but including, in any event, all equity of Subsidiaries of Post-Merger NCOP held, directly or indirectly, by Post-Merger NCOP (exclusive of such equity of Non-Surety Entities as is properly designated, from time to time, as "Excluded Properties" in the Additional Subfacility Security and Pledge Agreement) as more fully set forth in the Additional Subfacility Security and Pledge Agreement.

                 "Additional Subfacility Security and Pledge Agreement" means the one or more security agreements in favor of Mellon Bank as Collateral Agent, (for itself, the Lenders and other secured parties referred to therein), granting a security interest pursuant to the Uniform Commercial Code in the Additional Subfacility Security, executed by Post-Merger NCOP and its Subsidiaries (other than the Non-Surety Entities), as the same may be amended, restated, modified and/or supplemented from time to time with the consent of the Majority Lenders.

                 "Adjusted Consolidated NCO Group" means the following:

                                    (i)     For so long as there shall exist any
                                            outstanding Subfacility Loans or
                                            there shall exist any Subfacility
                                            Commitment, "Adjusted Consolidated
                                            NCO Group" shall mean the Borrower
                                            and its consolidated Subsidiaries,
                                            (including, without limitation,
                                            Post-Merger NCOP and its
                                            Subsidiaries).

                                    (ii)    At all other times, "Adjusted
                                            Consolidated NCO Group" shall mean
                                            Borrower and its consolidated
                                            Subsidiaries (except Post-Merger
                                            NCOP and its Subsidiaries).

                 "Amendment Effective Date" means the date on which the
             amendments set forth in Section 1 of the Fifth Amendment and Waiver to Fifth Amended and Restated Credit Agreement ("Fifth Amendment") becomes effective in accordance with the terms of the Fifth Amendment.

                 "Available Subfacility Commitment" means, as of any date, the difference obtained by subtracting (b) from (a) where (a) is the amount of the Subfacility Commitment on such date and (b) is the aggregate outstanding principal amount of all Subfacility Loans, provided, however, the amount of the Available Subfacility Commitment shall never exceed the amount of the Available RC Commitment.

                 "Creditrust" has the meaning ascribed to that term in the
             recitals to the Fifth Amendment.

                 "Disbursement Account" means a deposit account maintained
             exclusively for the Subfacility Loans and repayments thereof and the extensions of credit and repayments thereof under the NCOP/NCOG Note, which account shall be subject to a valid, first-priority security interest in favor of the Administrative Agent (for the benefit of itself, the Lenders and other secured parties referred to in the Additional Subfacility Security and Pledge Agreement).

                 "Merger" shall have the meaning ascribed to that term in the recitals to the Fifth Amendment.

                 "NCOP/NCOG Credit Agreement" means a credit agreement between the Borrower and Post-Merger NCOP providing for revolving credit loans from Borrower to Post-Merger NCOP in an aggregate principal amount not to exceed $50,000,000 at any time, in form and substance satisfactory to the Majority Lenders, as the same may be amended, restated, modified and/or supplemented from time to time with the consent of the Majority Lenders (except for Permitted Amendments).

                 "NCOP/NCOG Note" means a promissory note to be issued by
             Post-Merger NCOP to the Borrower pursuant to the NCOP/NCOG Credit Agreement, in form and substance satisfactory to the Majority Lenders, as the same may be amended, restated, modified and/or supplemented from time to time with the consent of the Majority Lenders (except for Permitted Amendments).

                 "NCOP/NCOG Subordination Agreement" means a subordination
             agreement among Post-Merger NCOP and the Administrative Agent pursuant to which the obligations under the NCOP/NCOG Note shall be subordinated to the Obligations, as the same may be amended, restated, modified and/or supplemented from time to time with the consent of the Majority Lenders.

                 "Non-Surety Entities" means those Subsidiaries of Post-Merger
             NCOP or other entities in which Post-Merger NCOP owns an interest that are not required to guaranty the Subfacility Loans pursuant to the Special Suretyship Agreement. Initially, the Non-Surety Entities are those entities set forth on Schedule 10.1A hereto, provided, however, Borrower, at the request of Post-Merger NCOP, may submit additional names of subsidiaries of Post-Merger NCOP, from time to time, that it wishes to be included on the list of Non-Surety Entities subject to the limitations thereon provided in the NCOP/NCOG Credit Agreement. If the Administrative Agent consents to the inclusion of such entities as Non-Surety Entities (which consent will be given so long as the applicable designation is made in conformity with the relevant provisions of the NCOP/NCOG Credit Agreement and Suretyship Agreement), those additional named entities shall be added to the list of Non-Surety Entities, and the Borrower shall deliver to each of the Lenders a revised Schedule 10.1A which will replace the Schedule 10.1A attached hereto.

                 "Permitted Amendments" means, with respect to the NCOP/NCOG
             Credit Agreement or any agreements or instruments entered into in connection therewith, any amendment that (a) does not increase the total amount of the NCOP/NCOG Credit Agreement commitment; that does not decrease the rate of interest or fees payable thereunder; does not extend the final maturity or any mandatory reduction in the amount of the facility; does not change the unsecured nature of the facility; does not change financial covenants; does not permit additional Indebtedness in an aggregate amount in excess of $500,000; does not permit additional Liens except to secure the aforesaid permitted additional indebtedness; does not change the definition of Excluded Subsidiaries or Non-Surety Entities; does not change provisions respecting transactions between Post-Merger NCOP and its Subsidiaries (other than the Non-Surety Entities), on the one hand, and the Non-Surety Entities, on the other hand; and does not permit additional acquisitions or dispositions outside of the ordinary course of business; and (b) is acceptable to the Administrative Agent in its sole discretion. Any determination made by the Administrative Agent as to whether an amendment is a Permitted Amendment is conclusive, absent manifest error.

                 "Post-Merger NCOP" means the surviving entity following the
             Merger. Post-Merger NCOP will be an Excluded Subsidiary.

                 "Servicing Agreement" means an agreement between Post-Merger
             NCOP and its significant subsidiaries, on the one hand, and the Borrower and/or NCO Financial Systems, Inc., on the other hand, providing for the servicing of accounts receivable portfolios by the Borrower or NCO Financial Systems, Inc., as the case may be, as such agreement may be amended, restated, supplemented and/or modified from time to time with the consent of the Administrative Agent.

                 "Special Suretyship Agreement" means a suretyship agreement among Post-Merger NCOP and its Subsidiaries (other than the Non-Surety Entities) and the Administrative Agent (for the benefit of the Lenders and other Persons specified therein as beneficiaries thereof) respecting the Subfacility Loans and certain related obligations, as such agreement may be amended, restated, supplemented and/or modified from time to time with the consent of the Majority Lenders.

                 "Subfacility Commitment" means, with respect to any Lender, (a)
             the obligation of such Lender to make Subfacility Loans in an amount as set forth opposite such Lender's name under the heading "Subfacility Commitment" on Schedule 1.1 (as such Schedule may be amended from time to time) hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's Subfacility Commitment assigned to such Lender, in either case, as the same may be reduced from time to time pursuant to the terms hereof or increased or reduced from time to time pursuant to assignments in accordance with Section 11.9 below, or
             (b) as the context may require the obligation of such Lender to make Subfacility Loans in an aggregate unpaid principal amount not exceeding such amount; and "Subfacility Commitment" means, with respect to all Lenders, the sum of their individual Subfacility Commitment.

                 "Subfacility Maturity Date" means the Maturity Date or any earlier date on which the Subfacility Commitment is terminated.

                 "Subfacility Loans" has the meaning ascribed to such term in
             Section 1.2.

                 "Subfacility Reduction Date" has the meaning ascribed to such term in Section 1.7A.

As to the Non-Surety Entities, it is understood that (a) the NCOP/NCOG Credit Agreement will limit the amount that Post-Merger NCOP and its subsidiaries (other than Non-Surety Entities) may invest in Non-Surety Entities and, (b) except for those limited investment exceptions, Post-Merger NCOP and its subsidiaries (other than Non-Surety Entities) will be prohibited from transferring assets to, and commingling assets with, the Non-Surety Entities in a manner similar to the restrictions set forth in Section 6.19 of the Credit Agreement for transactions with Excluded Subsidiaries.

             v. Amendment to Certain Definitions. The following definitions set forth in Section 10.1 of the Current Credit Agreement (Certain Definitions) are amended in the manner set forth below.

                 (i) The definition of "Applicable Margin" is amended by inserting the following paragraph at the end thereof:

                        "Notwithstanding the foregoing, the Applicable Margin for Subfacility Loans shall be 1.00% greater than the Applicable Margin for all other Loans set forth above until the later of (a) such time as the Subfacility Commitment is reduced to an amount no greater than $25,000,000 and (b) the date which is six months after the Amendment Effective Date."

                 (ii) The term "NCO Group and its consolidated Subsidiaries" in the definitions of "Consolidated EBIT", "Consolidated EBITDA", "Consolidated Fixed Charge Coverage Ratio", "Consolidated Funded Debt", "Consolidated Interest Coverage Ratio", "Consolidated Interest Expense", "Consolidated Net Income", "Consolidated Net Worth", and "Consolidated Senior Debt" is replaced, in each case, with the phrase "Adjusted Consolidated NCO Group".

                 (iii) The definition of "Indebtedness" is amended by adding the following at the end thereof:

                        "Notwithstanding the foregoing, for financial covenant purposes, Indebtedness will not include non-recourse debt associated with securitized pools of receivables of Post-Merger NCOP and its Subsidiaries.

                 (iv) The definition of "RC Commitment" is amended by replacing the word "Loans" in both clause (a) and clause
                        (b) thereof with the phrase "RC Loans".

             w. Indemnification. Section 11.12 of the Current Credit Agreement (Indemnification) is amended by inserting the following sentence after the first sentence thereof:

                 "Without limiting the generality of the foregoing, the Indemnification provided for in the preceding sentence shall include, without limitation, all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever arising out of, or any way related to the Subfacility Loans, the Special Suretyship Agreement, the Additional Subfacility Security and Pledge Agreement and the NCOP/NCOG Subordination Agreement."

             x. Expenses. Section 11.13 of the Current Credit Agreement (Expenses) is amended by adding the following sentence at the end thereof:

                 "Without limiting the generality of the foregoing, the expense obligations under this Section 11.13 relate to all expenses incurred by the Administrative Agent in connection with the NCOP/NCOG Subordination Agreement, the Additional Subfacility Security and Pledge Agreement, the Special Suretyship Agreement and the transactions contemplated thereby, amendments thereto and enforcement thereof."

             y. Sharing of Collections. Section 11.18 of the Current Credit Agreement (Sharing of Collections) is amended by replacing the word "Obligations" throughout said Section with the phrase, "Loans and obligations in respect of Letters of Credit".

             z. Notice of Borrowing. Exhibit B to the Current Credit Agreement (Notice of Borrowing) is amended in its entirety to read as set forth on Exhibit B hereto.

             aa. Notice of Prepayment. Exhibit C to the Current Credit Agreement (Notice of Prepayment) is amended in its entirety to read as set forth on Exhibit C hereto.

             bb. LIBOR Rate Election. Exhibit D to the Current Credit Agreement (LIBOR Rate Election) is amended in its entirety to read as set forth on Exhibit D hereto.

             cc. Amended and Restated Security Agreement. Exhibit E to the Current Credit Agreement (Amended and Restated Security Agreement) is amended in its entirety to read as set forth on Exhibit E hereto.

             dd. Assignment and Acceptance Agreement. Exhibit L to the Current Credit Agreement (Assignment and Acceptance Agreement) is amended in its entirety to read as set forth on Exhibit L hereto.

             ee. Schedule 1.1. Schedule 1.1 (Commitments of Lenders) to the Current Credit Agreement is amended in its entirety to read as set forth on
Schedule 1.1 hereto.

             ff. Schedule 5.16. Schedule 5.16 (Excluded Subsidiaries) to the Current Credit Agreement is amended in its entirety to read as set forth on
Schedule 5.16 hereto.

             gg. Schedule 10.1. A new Schedule 10.1 (Non-Surety Entities/NCOP Non-Recourse Debt) in the form attached hereto as Schedule 10.1 is added to the Current Credit Agreement.

         2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders as follows:

             a. Credit Agreement. Each of the representations and warranties contained in the Credit Agreement is accurate on and as of the date hereof.

             b. No Defaults. As of the date hereof, no Default or Event of Default exists.

         3. CONTINUING EFFECTIVENESS OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS. In the case of the Credit Agreement, subject to the amendments provided herein and, in the case of other Loan Documents, subject to the amendments referred to on Annex I hereto, the Credit Agreement and each other Loan Document remains in full force and effect and is hereby ratified.


         4. EFFECTIVENESS. This Amendment shall be effective when each of the conditions specified on Annex I hereto is satisfied (or, with the consent of the Administrative Agent, provision is made for such satisfaction promptly after closing), so long as such conditions are satisfied no later than March 31, 2001.


         5. COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one instrument.






                        [Signatures begin on next page.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                          NCO GROUP, INC.


                                          By:___________________________________
                                             Michael J. Barrist,
                                             as President






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          MELLON BANK, N.A.,
                                          for itself and as Administrative Agent
                                          and as Collateral Agent



                                          By:___________________________________
                                             Liam M. Brickley
                                             Vice President






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          PNC BANK, NATIONAL ASSOCIATION



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          BANK OF AMERICA, N.A.



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          FIRST UNION NATIONAL BANK



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          SUNTRUST BANK



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          UNION BANK OF CALIFORNIA, N.A.



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          NATIONAL CITY BANK OF PENNSYLVANIA



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          SUMMIT BANK



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          PROVIDENT BANK OF MARYLAND



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          MANUFACTURERS AND TRADERS TRUST
                                          COMPANY



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          FLEET NATIONAL BANK



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          CITIZENS BANK OF MASSACHUSETTS



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          CHEVY CHASE BANK, F.S.B.



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          IBM CREDIT CORPORATION



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          BANK AUSTRIA CREDITANSTALDT
                                          CORPORATE FINANCE, INC.



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                          FIRSTAR BANK, N.A.



                                          By:___________________________________
                                             Name:
                                             Title:






                       [Signature Page to Fifth Amendment
                to NCO Credit Agreement and Other Loan Documents]

                                     ANNEX I

                           CONDITIONS TO EFFECTIVENESS


a. Execution of Amendment. Each of the Requisite Lenders, the Administrative Agent, the Borrower and the Collateral Agent shall have executed a counterpart to the preceding Fifth Amendment.

b. Guarantor Acknowledgement and Modification. Each of the Guarantors shall have executed a counterpart to the Acknowledgement and Modification to Loan Documents.

c. Special Suretyship Agreement. Post-Merger NCOP, its Subsidiaries (other than the Non-Surety Entities) and the Administrative Agent shall have duly executed a Special Suretyship Agreement.

d. NCOP/NCOG Subordination Agreement. The Borrower, in its capacity as a creditor of Post-Merger NCOP, Post-Merger NCOP and the Collateral Agent shall have duly executed a NCOP/NCOG Subordination Agreement.

e. Additional Subfacility Security and Pledge Agreement. Post-Merger NCOP, each of its Subsidiaries (other than the Non-Surety Entities) and the Collateral Agent shall have duly executed and delivered an Additional Subfacility Security and Pledge Agreement as to the Additional Subfacility Security, Post-Merger NCOP and such Subsidiaries shall have delivered such UCC-1 financing statements in proper form for recording and related documentation as are reasonably satisfactory to the Collateral Agent.

f. Lien Searches. The Borrower shall have delivered lien searches with respect to Post-Merger NCOP and its subsidiaries, acceptable to the Administrative Agent.

g. NCOP/NCOG Credit Agreement Documentation. The Borrower shall have delivered a copy of the executed NCOP/NCOG Note, the NCOP/NCOG Credit Agreement and related documentation, which shall be in form and substance satisfactory to the Majority Lenders (their satisfaction to be evidenced by their execution of the Fifth Amendment).

h. The Merger. The Merger shall have been consummated.

i. Reorganization of Creditrust. A copy of the Plan of Reorganization of Creditrust, Inc. shall have been delivered to the Lenders. The Plan of Reorganization shall have been consummated for purposes of the financing, without prejudice to the rights of Post-Merger NCOP under ss.1127(b) and similar sections of the Bankruptcy Code and, in connection therewith, the Bankruptcy Court shall have approved the financing arrangements under the NCOP/NCOG Credit Agreement.

j. Forms U-1. A Form U-1 for each Lender indicating that the Loans do not violate Regulation U of the Board of Governors of the Federal Reserve System.

k. Capitalization of Post-Merger NCOP. The capitalization of Post-Merger NCOP shall be reasonably satisfactory to the Majority Lenders, their execution of the Fifth Amendment to be evidence of their satisfaction.

l. Delivery of Stock and Note. The Borrower shall have delivered to the Collateral Agent pursuant to the Security Agreement the original NCOP/NCOG Note and stock certificate of Post-Merger NCOP held by the Borrower, along with the related note and stock powers.

m. Incumbency Certificate, Resolutions, Etc. The Borrower shall have delivered to the Administrative Agent an incumbency certificate as to each of the Borrower, each Guarantor, Post-Merger NCOP and each of its Subsidiaries (other than the Non-Surety Entities), resolutions of the governing body of each such entity and, to the extent not previously delivered, copies of the organizational documents of each such entity.

n. Good Standing Certificates. The Borrower shall have delivered good standing certificates issued as of a recent date by the Secretary of State of each jurisdiction in which the entities referred to in the preceding paragraph (m) is formed.

o. Servicing Agreement. The Borrower shall have delivered a copy of the Servicing Agreement.

p. Financial Statements for Creditrust. The Borrower shall have delivered to the Lenders copies of all available financial statements for Creditrust, Inc. and projections relating to Post-Merger NCOP for the period commencing on the Amendment Effective Date and ending on the Maturity Date.

q. No Material Adverse Change. There shall have been no material adverse change that has occurred and is continuing since delivery of the most recent financial statements in the business, operations or condition (financial or otherwise) in the Borrower and Guarantors taken as a whole or in Creditrust, Inc. and its Subsidiaries, taken as a whole.

r. Disbursement Account. The Disbursement Account shall have been opened.

s. Opinions. The Administrative Agent shall have received (a) an opinion of counsel to the Borrower and Guarantors as to the Fifth Amendment and the other documents entered into in connection therewith and (b) an opinion of counsel to Post-Merger NCOP as to the Additional Subfacility Security and Pledge Agreement, the NCOP/NCOG Subordination Agreement, the Special Suretyship Agreement and such other matters as the Administrative Agent shall deem appropriate.

t. No Default; Truth of Representations. There shall exist no Default or Event of Default under the Current Credit Agreement prior to the Merger and related transactions and, after giving effect to the Fifth Amendment, after the Merger and related transactions. The representations and warranties made by the Obligors in the Loan Documents shall be true and correct in all material respects prior to the Merger and related transactions and, after giving effect to the Fifth Amendment, after the Merger and related transactions.

u. Fees. The Borrower shall have paid to each Lender the remaining portion of the Amendment Fee payable in connection with this Amendment, which fee is equal to one quarter of one percent (1/4 of 1%) of each Lender's RC Commitment, (half of which amount was paid at the time that the Third Amendment to Credit Agreement and Commitment for Subfacility Amendment to Credit Agreement, dated December 15, 2000, was signed and half of which amount is payable on or before the Amendment Effective Date).

v. Expenses. The Borrower shall have paid the expenses of the Administrative Agent, including without limitation, the reasonable fees of its counsel, Drinker Biddle & Reath LLP.

w. Other Information. The Administrative Agent shall have received such other documentation and information as it shall reasonably request.

                                  SCHEDULE 1.1

                              COMMITMENT OF LENDERS


                                                       SUBFACILITY
LENDER                          RC COMMITMENT           COMMITMENT               %
------                          -------------          -----------            ------
Mellon Bank, N.A.                $50,000,000            $7,142,885             14.29

Bank of America, N.A.            $35,000,000            $5,000,000             10.00

First Union National Bank        $35,000,000            $5,000,000             10.00

PNC Bank, N.A.                   $35,000,000            $5,000,000             10.00

Union Bank of California         $25,000,000            $3,571,425              7.14

IBM Credit Corporation           $25,000,000            $3,571,425              7.14

SunTrust Bank                    $25,000,000            $3,571,425              7.14

Bank Austria Creditanstaldt
Corporate Finance, Inc.          $20,000,000            $2,857,140              5.71

Fleet National Bank              $20,000,000            $2,857,140              5.71

Citizens Bank of
Massachusetts                    $15,000,000            $2,142,855              4.29

Firstar Bank                     $15,000,000            $2,142,855              4.29

National City Bank               $15,000,000            $2,142,855              4.29

Manufacturers and
Traders Trust Company            $10,000,000            $1,428,570              2.86

Provident Bank of Maryland       $10,000,000            $1,428,570              2.86

Summit Bank                      $10,000,000            $1,428,570              2.86

Chevy Chase Bank                  $5,000,000              $714,285              1.43

TOTAL                           $350,000,000           $50,000,000            100.00
